Exhibit 99.1

Clean Energy Reports 89.4 Million Gallons Delivered and Revenue of $70.5 Million for Second Quarter of 2018

NEWPORT BEACH, Calif.—(BUSINESS WIRE) — Clean Energy Fuels Corp. (NASDAQ: CLNE) (“Clean Energy” or the “Company”) today announced its operating results for the quarter and six months ended June 30, 2018.

The Company delivered 89.4 million gallons in the second quarter of 2018, a 1.1% increase from 88.4 million for the second quarter of 2017. For the six months ended June 30, 2018, the Company delivered 174.5 million gallons, a 0.6% increase from 173.5 million delivered in the same period in 2017. Growth in CNG volumes was offset principally by a reduction in LNG volumes due to the non-renewal of two contracts and a decrease in RNG volumes for non-vehicle fuel that were included in contracts sold to BP, as noted below.

Revenue for the second quarter of 2018 was $70.5 million, a 13.0% decrease from $81.0 million of revenue for the second quarter of 2017. The decrease was primarily attributable to anticipated lower station construction revenue and the absence of revenue in the 2018 period from the Company’s former compressor business (“CEC”) which was combined with Landi Renzo’s compressor business, SAFE, in the fourth quarter of 2017. Such business is no longer consolidated in the Company’s financial results but rather is reported as an equity method investment.

Revenue for the six months ended June 30, 2018 was $172.9 million, a 1.4% increase from $170.5 million of revenue for the same period in 2017. This increase was primarily due to a $26.9 million increase in revenue from the U.S. federal excise tax credits for alternative fuels (“AFTC”), partially offset by decreases in revenue due to the factors described above and a lower effective price per gallon, which was largely attributable to the effects of the Company’s sale of certain assets related to the upstream production portion of its RNG business to BP Products North America Inc. (“BP”) at the end of the first quarter of 2017 (the “BP Transaction”). The BP Transaction has resulted in decreased revenue from the sale of tradable credits the Company generates by selling CNG, LNG and its Redeem™ RNG vehicle fuel. The AFTC, which had previously expired on December 31, 2016, was reinstated on February 9, 2018 to apply to vehicle fuel sales made from January 1, 2017 through December 31, 2017.

Andrew J. Littlefair, Clean Energy’s President and Chief Executive Officer, stated “In the second quarter, we completed a transaction we believe could be pivotal and transformative for our Company, and we also achieved continued operating improvement. First and foremost, our shareholders overwhelmingly approved the investment by an affiliate of Total S.A., the French energy giant, to acquire 25% of Clean Energy. Total is already proving to be a tremendous strategic partner for us and we are looking forward to working with Total to accelerate use of natural gas by heavy-duty trucks in the United States. Additionally, we saw a 40% improvement in operating results, improved cash flows and cash and investment levels that exceed our debt balances. We believe we are at an optimal time for the Company and the natural gas vehicle fuel industry, particularly with the increasing focus on the environmental and economic benefits of renewable natural gas and conventional natural gas, with the force of one of the world’s largest energy companies.”

On a GAAP basis, net loss for the second quarter of 2018 was $(12.0) million, or $(0.07) per share, compared to net loss of $(17.8) million, or $(0.12) per share, for the second quarter of 2017. The second quarter of 2017 included a $0.8 million reduction to the gain from the BP Transaction.

On a GAAP basis, net income for the six months ended June 30, 2018 was $0.2 million, or $0.00 per share, compared to net income of $43.3 million, or $0.28 per share, for the same period in 2017. The six months ended June 30, 2018 was positively impacted by AFTC revenue of $26.9 million. The six months ended June 30, 2017 was positively affected by gains of $3.2 million and $69.9 million, respectively, from the Company’s repurchase of a portion of its outstanding debt at a discount to the face amount and from the BP Transaction. The six months ended June 30, 2017 was also positively impacted by higher tradable credits of $6.6 million generated in the period prior to the BP Transaction.

Non-GAAP loss per share and Adjusted EBITDA for the second quarter of 2018 was $(0.06) and $7.4 million, respectively. Non-GAAP loss per share and Adjusted EBITDA for the second quarter of 2017 was $(0.10) and $3.3 million, respectively, which included a $0.8 million reduction to the gain from the BP Transaction.

Non-GAAP income per share and Adjusted EBITDA for the six months ended June 30, 2018 was $0.03 and $39.8 million, respectively, which included the AFTC revenue recognized in the period. Non-GAAP income per share and Adjusted EBITDA for the six months ended June 30, 2017 was $0.31 and $84.0 million, respectively, which included the gains from the debt repurchase and the BP Transaction, and the higher tradable credits generated prior to the BP Transaction.

Non-GAAP income (loss) per share and Adjusted EBITDA are described below and reconciled to GAAP net income (loss) and income (loss) per share attributable to Clean Energy Fuels Corp.

Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses non-GAAP financial measures that it calls non-GAAP income (loss) per share (“non-GAAP EPS" or “non-GAAP income (loss) per share”) and adjusted EBITDA (“Adjusted EBITDA”). Management presents non-GAAP EPS and Adjusted EBITDA because it believes these measures provide meaningful supplemental information regarding the Company’s performance, for the following reasons: (1) these measures allow for greater transparency with respect to key metrics used by management, as management uses these measures to assess the Company’s operating performance and for financial and operational decision-making; (2) these measures exclude the impact of items that management believes are not directly attributable to the Company’s core operating performance and may obscure trends in the business; and (3) these measures are used by institutional investors and the analyst community to help analyze the Company’s business. In future quarters, the Company may make adjustments for other expenditures, charges or gains in order to present non-GAAP financial measures that the Company’s management believes are indicative of the Company’s core operating performance.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company’s management deems appropriate), and the Company expects to continue to incur expenses, charges or gains similar to the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Non-GAAP EPS and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP income (loss), GAAP income (loss) per share or any other GAAP measure as an indicator of operating performance. Moreover, because not all companies use identical measures and calculations, the Company’s presentation of non-GAAP EPS and Adjusted EBITDA may not be comparable to other similarly titled measures used by other companies.

Non-GAAP EPS

Non-GAAP EPS, which the Company presents as a non-GAAP measure of its performance, is defined as net income (loss) attributable to Clean Energy Fuels Corp., plus stock-based compensation expense, and plus (minus) loss (income) from equity method investments, the total of which is divided by the Company’s weighted-average shares outstanding on a diluted basis. The Company’s management believes excluding non-cash expenses related to stock-based compensation provides useful information to investors regarding the Company’s performance because of the varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), the subjectivity of the assumptions and the variety of award types that a company can use, which may obscure trends in a company’s core operating performance. Similarly, as a result of combining CEC with SAFE in the fourth quarter of 2017, the Company’s management believes that excluding the non-cash results from equity method investments is useful to investors because the charges are not part of or representative of the core operations of the Company.

The table below shows GAAP and non-GAAP EPS and also reconciles GAAP net income (loss) attributable to Clean Energy Fuels Corp. to an adjusted net income (loss) figure used in the calculation of non-GAAP EPS:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per-share amounts)	2017	2018	2017	2018
Net Income (Loss) Attributable to Clean Energy Fuels Corp.	$(17,808)	$(11,975)	$43,251	$247
Stock-Based Compensation	2,778	1,208	4,688	3,106
Loss from Equity Method Investments	34	729	70	2,197
Adjusted (Non-GAAP) Net Income (Loss)	$(14,996)	$(10,038)	$48,009	$5,550
Diluted Weighted-Average Common Shares Outstanding	150,586,423	162,613,316	152,415,149	161,682,245
GAAP Income (Loss) Per Share	$(0.12)	$(0.07)	$0.28	$0.00
Non-GAAP Income (Loss) Per Share	$(0.10)	$(0.06)	$0.31	$0.03

Adjusted EBITDA

Adjusted EBITDA, which the Company presents as a non-GAAP measure of its performance, is defined as net income (loss) attributable to Clean Energy Fuels Corp., plus (minus) income tax expense (benefit), plus interest expense, minus interest income, plus depreciation and amortization expense, plus stock-based compensation expense, and plus (minus) loss (income) from equity method investments. The Company’s management believes Adjusted EBITDA provides useful information to investors regarding the Company’s performance for the same reasons discussed above with respect to non-GAAP EPS. In addition, management internally uses Adjusted EBITDA to determine elements of executive and employee compensation.

The table below shows Adjusted EBITDA and also reconciles this figure to GAAP net income (loss) attributable to Clean Energy Fuels Corp.:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2017	2018	2017	2018
Net Income (Loss) Attributable to Clean Energy Fuels Corp.	$(17,808)	$(11,975)	$43,251	$247
Income Tax Expense (Benefit)	124	89	(2,139)	177
Interest Expense	4,285	4,527	9,196	9,030
Interest Income	(499)	(489)	(691)	(1,064)
Depreciation and Amortization	14,336	13,332	29,653	26,133
Stock-Based Compensation	2,778	1,208	4,688	3,106
Loss from Equity Method Investments	34	729	70	2,197
Adjusted EBITDA	$3,250	$7,421	$84,028	$39,826

Definition of “Gallons Delivered”

The Company defines “gallons delivered” as its gallons of renewable natural gas (“RNG”), compressed natural gas (“CNG”) and liquefied natural gas (“LNG”), along with its gallons associated with providing operations and maintenance services, in each case delivered to its customers in the applicable period, plus the Company’s proportionate share of gallons delivered by joint ventures in the applicable period.

The table below shows gallons delivered for the three and six months ended June 30, 2017 and 2018:

	Three Months Ended June 30,		Six Months Ended June 30,
Gallons Delivered (in millions)	2017	2018	2017	2018
CNG	71.1	73.8	139.6	144.6
LNG	16.7	15.6	32.7	29.9
RNG (1)	0.6	—	1.2	—
Total	88.4	89.4	173.5	174.5
(1) Represents RNG sold as non-vehicle fuel. RNG sold as vehicle fuel is sold under the brand name Redeem™, and is included in this table in the CNG or LNG amounts as applicable based on the form in which it was sold.
Sources of Revenue
The following table represents our sources of revenue for the three and six months ended June 30, 2017 and 2018:

	Three Months Ended June 30,		Six Months Ended June 30,
Revenue (in Millions)	2017	2018	2017	2018
Volume -Related (1)	$63.3	$62.6	$136.9	$130.0
Compressor Sales	5.2	—	11.7	—
Station Construction Sales	12.3	5.8	21.6	11.6
AFTC	—	1.4	—	26.9
Other	0.2	0.7	0.3	4.4
Total	$81.0	$70.5	$170.5	$172.9
(1) Volume -related revenue primarily consists of sales of RNG, CNG and LNG fuel, performance of operations and maintenance services, and sales of certain tradable credits the Company generates by selling RNG, CNG and LNG as vehicle fuel.
Today’s Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern time (1:30 p.m. Pacific). Investors interested in participating in the live call can dial 1.877.407.4018 from the U.S. and international callers can dial 1.201.689.8471. A telephone replay will be available approximately two hours after the call concludes through Friday, September 7, 2018, by dialing 1.844.512.2921 from the U.S., or 1.412.317.6671 from international locations, and entering Replay Pin Number 13681728. There also will be a simultaneous live webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be available for replay for 30 days.

About Clean Energy Fuels

Clean Energy Fuels Corp. is the leading provider of natural gas fuel for transportation in North America. We build and operate CNG and LNG vehicle fueling stations; manufacture CNG and LNG equipment and technologies; and deliver more CNG and LNG vehicle fuel than any other company in the United States. Clean Energy also sells Redeem™ RNG fuel and believes it is the cleanest transportation fuel commercially available, reducing greenhouse gas emissions by up to 70%. For more information, visit www.cleanenergyfuels.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements about, among other things, the Company’s expectations regarding its performance, including continued improvement in its operating results; the state of the natural gas vehicle fuel industry, including the level of focus on the environmental and economic impact of natural gas as a vehicle fuel, and the impact such focus could have on the Company and its performance; the success of the Company’s transactions and relationships with Total S.A., including their impact on the Company’s performance, financial condition and ability to execute its strategic initiatives, and the market’s perception of these transactions and relationships; and the Company’s overall financial and strategic position.

Forward-looking statements are statements other than historical facts and relate to future events or circumstances or the Company’s future performance, and they are based on the Company’s current assumptions, expectations and beliefs concerning future developments and their potential effect on the Company and its business. As a result, actual results, performance or achievements and the timing of events could differ materially from those anticipated in or implied by these forward-looking statements as a result of many factors including, among others: future supply, demand, use and prices of crude oil, gasoline, diesel, natural gas, other vehicle fuels, and heavy-duty trucks and other vehicles and engines powered by these fuels, including overall levels of and volatility in these factors; the willingness of fleets and other consumers to adopt natural gas as a vehicle fuel, and the rate of any such adoption; the Company’s ability to execute its strategic initiatives related to the market for natural gas heavy-duty trucks, one of the Company’s target customer markets, and the impact of these initiatives on Company and its industry; the Company’s ability to capture a substantial share of the market for alternative vehicle fuels and vehicle fuels generally and otherwise compete successfully in these markets, including in the event of advances or improvements in or perceived advantages of non-natural gas vehicle fuels or engines powered by these fuels or other competitive developments and particularly in light of increasing competition from new entrants in these markets, expanded programs by existing competitors, or other factors; the Company’s ability to execute and realize the intended benefits of any mergers, acquisitions, divestitures, investments or other strategic measures, transactions or relationships, including, for example, the investment by an affiliate of Total S.A. in the Company and the Company’s other proposed relationships with this entity; the Company’s ability to accurately predict natural gas vehicle fuel demand in the geographic and customer markets in which it operates and effectively calibrate its strategies, timing and levels of investments to be consistent with this demand; the Company’s ability to recognize the anticipated benefits of its CNG and LNG station network; future availability of capital, which may include equity or debt financing, as needed to fund the growth of the Company’s business, repayment of its debt obligations (whether at or before their due dates) or other expenditures; the availability of environmental, tax and other government regulations, programs and incentives, such as AFTC, that promote natural gas or other alternatives as a vehicle fuel, including long-standing support for gasoline- and diesel-powered vehicles and growing support for electric and hydrogen-powered vehicles that could result in programs or incentives that favor of these vehicles or vehicle fuels over natural gas; changes to federal, state or local greenhouse gas emissions regulations or other environmental regulations applicable to natural gas production, transportation or use; compliance with other applicable government regulations; the Company’s ability to manage and grow its RNG business, in particular after the BP Transaction, including its ability to continue to receive revenue from sales of certain tradable credits the Company generates by selling conventional and renewable natural gas as vehicle fuel; construction, permitting and other factors that could cause delays or other problems at station construction projects; and general political, regulatory, economic and market conditions.

The forward-looking statements made in this press release speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. The Company’s Quarterly Report on Form 10-Q, filed on August 7, 2018 with the Securities and Exchange Commission (www.sec.gov), contains additional information on these and other risk factors that may cause actual results to differ materially from the forward-looking statements contained in this press release.

Investor Contact:

investors@cleanenergyfuels.com

News Media Contact:

Raleigh Gerber

Manager of Corporate Communications

949.437.1397

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

 (In thousands, except share data, Unaudited)

	December 31, 2017	June 30, 2018
Assets
Current assets:
Cash, cash equivalents and restricted cash	$37,208	$43,407
Short-term investments	141,462	211,216
Accounts receivable, net of allowance for doubtful accounts of $1,276 and $1,391 as of December 31, 2017 and June 30, 2018, respectively	63,961	67,824
Other receivables	19,235	16,827
Inventory	35,238	37,127
Prepaid expenses and other current assets	7,793	9,547
Total current assets	304,897	385,948
Land, property and equipment, net	367,305	352,617
Notes receivable and other long-term assets, net	21,397	16,454
Investments in other entities	30,395	28,218
Goodwill	64,328	64,328
Intangible assets, net	3,590	2,844
Total assets	$791,912	$850,409
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of debt and capital lease obligations	$139,699	$115,780
Accounts payable	17,901	11,585
Accrued liabilities	42,268	43,602
Deferred revenue	3,432	10,044
Total current liabilities	203,300	181,011
Long-term portion of debt and capital lease obligations	120,388	124,072
Other long-term liabilities	18,566	15,176
Total liabilities	342,254	320,259
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding no shares	—	—
Common stock, $0.0001 par value. Authorized 224,000,000 shares and 304,000,000 shares as of December 31, 2017 and June 30, 2018, respectively; issued and outstanding 151,650,969 shares and 203,430,778 shares as of December 31, 2017 and June 30, 2018, respectively	15	20
Additional paid-in capital	1,111,432	1,195,401
Accumulated deficit	(683,570)	(684,616)
Accumulated other comprehensive loss	(887)	(388)
Total Clean Energy Fuels Corp. stockholders’ equity	426,990	510,417
Noncontrolling interest in subsidiary	22,668	19,733
Total stockholders’ equity	449,658	530,150
Total liabilities and stockholders’ equity	$791,912	$850,409

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data, Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2018	2017	2018
Revenue:
Product revenue	$67,849	$61,120	$144,078	$153,371
Service revenue	13,167	9,347	26,429	19,499
Total revenue	81,016	70,467	170,507	172,870
Operating expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below):
Product cost of sales	50,825	41,396	105,422	91,595
Service cost of sales	6,519	4,255	12,783	8,852
Selling, general and administrative	23,304	19,868	47,077	38,705
Depreciation and amortization	14,336	13,332	29,653	26,133
Total operating expenses	94,984	78,851	194,935	165,285
Operating income (loss)	(13,968)	(8,384)	(24,428)	7,585
Interest expense	(4,285)	(4,527)	(9,196)	(9,030)
Interest income	499	489	691	1,064
Other income (expense), net	135	79	(32)	67
Loss from equity method investments	(34)	(729)	(70)	(2,197)
Gain from extinguishment of debt	—	—	3,195	—
Gain (loss) from sale of certain assets of subsidiary	(762)	—	69,886	—
Income (loss) before income taxes	(18,415)	(13,072)	40,046	(2,511)
Income tax benefit (expense)	(124)	(89)	2,139	(177)
Net income (loss)	(18,539)	(13,161)	42,185	(2,688)
Loss attributable to noncontrolling interest	731	1,186	1,066	2,935
Net income (loss) attributable to Clean Energy Fuels Corp.	$(17,808)	$(11,975)	$43,251	$247
Income (loss) per share:
Basic	$(0.12)	$(0.07)	$0.29	$0.00
Diluted	$(0.12)	$(0.07)	$0.28	$0.00
Weighted-average common shares outstanding:
Basic	150,586,423	162,613,316	149,721,767	157,432,786
Diluted	150,586,423	162,613,316	152,415,149	161,682,245